Exhibit 99.1

Chattem, Inc.
Robert B. Long
Vice President and Chief Financial Officer
(423) 822-4450

FOR IMMEDIATE RELEASE

CHATTEM, INC. COMMENCES TENDER OFFER FOR ALL OF

ITS OUTSTANDING 2.00% CONVERTIBLE SENIOR NOTES DUE 2013

AND 1.625% CONVERTIBLE SENIOR NOTES DUE 2014

Chattanooga, TN- February 25, 2010 – Chattem, Inc. (NASDAQ: CHTT) (“Chattem”) announced that it has commenced a tender offer (the “Tender Offer”) to repurchase all of its outstanding 2.00% convertible senior notes due 2013 (the “2.00% Notes”) and its outstanding 1.625% convertible senior notes due 2014 (the “1.625% Notes” and collectively, the “Notes”). Chattem is offering to repurchase up to $8.0 million of the 2.00% Notes and up to $38.3 million of the 1.625% Notes, each at par plus accrued and unpaid interest, which amounts reflect the aggregate principal amount outstanding of the Notes on the commencement date of the Tender Offer. Tenders of the Notes must be made prior to the expiration of the Tender Offer and may be withdrawn at any time prior to the expiration of the Tender Offer.

The Tender Offer began today, February 25, 2010, and will expire at 5:00 p.m., New York City time, on March 25, 2010. Upon the terms and subject to the conditions of the Tender Offer, Chattem’s noteholders will have the opportunity to tender all of their Notes, at par plus accrued and unpaid interest.

None of Chattem, its board of directors or U.S. Bank National Association, the trustee, paying agent and conversion agent for the Tender Offer, is making any recommendations to noteholders as to whether to tender or refrain from tendering their Notes in the Tender Offer. Noteholders must decide how many Notes they will tender, if any. The terms and conditions of the Tender Offer will be described in each of the offers to repurchase (the “Offers to Repurchase”) and related materials to be distributed to holders of the Notes.

The trustee, paying agent and conversion agent for the tender offer is U.S. Bank National Association. The Offers to Repurchase and related documents will be mailed shortly to noteholders of record and also will be made available for distribution to beneficial owners of the Notes. For questions and information, please call the trustee toll-free at (800) 934-6802.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFERS TO REPURCHASE AND RELATED MATERIALS THAT CHATTEM WILL DISTRIBUTE TO ITS NOTEHOLDERS AFTER CHATTEM FILES WITH THE SECURITIES AND EXCHANGE COMMISSION ITS “SCHEDULE TO” AND OFFERS TO REPURCHASE. NOTEHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFERS TO REPURCHASE AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. AFTER CHATTEM FILES ITS “SCHEDULE TO” AND OFFERS TO REPURCHASE WITH THE SECURITIES AND EXCHANGE COMMISSION ON

FEBRUARY 25, 2010, NOTEHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON “SCHEDULE TO,” THE OFFERS TO REPURCHASE AND OTHER DOCUMENTS THAT CHATTEM WILL BE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING U.S. BANK NATIONAL ASSOCIATION, THE TRUSTEE, PAYING AGENT AND CONVERSION AGENT FOR THE TENDER OFFER, AT (800) 934-6802. NOTEHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About Chattem, Inc.

Chattem is approximately 130 years old and is a leading manufacturer and marketer of branded consumer healthcare products, toiletries and dietary supplements across niche market segments in the United States. Chattem has regularly demonstrated its ability to sustain regular growth, both in terms of sales and profit, through the development of its own brands and the successful integration of acquired products. Chattem’s well known brands include Gold Bond®, Icy Hot®, ACT®, Cortizone-10®, Selsun Blue® and Unisom®. For more information, visit Chattem’s website at www.chattem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, the risk factors disclosed in our Annual Report on Form 10-K, as added or revised by our subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors” and unexpected delays or impediments to the announced transaction with sanofi-aventis. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these in light of new information or future events.

Notwithstanding anything in this release, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

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